Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR THIRD QUARTER 2013

Schaumburg, Ill. (November 6, 2013) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $251.3 million, and a net loss of $87.1 million, or -$1.30 per diluted share, for the third quarter of 2013 compared to total revenue of $316.2 million and net loss of $33.1 million, or -$0.50 per diluted share, for the third quarter of 2012.

INTERNATIONAL SCHOOLS HELD FOR SALE

On October 22, 2013, the Company and one of its subsidiaries entered into a Securities Purchase Agreement with Insignis, a company controlled by funds managed by Apax Partners, pursuant to which the Company will sell and transfer control of its Paris-based INSEEC Group and the International University of Monaco. The closing of the transaction is subject to customary closing conditions, including the receipt of anti-trust regulatory approvals in France. The Company expects the closing to occur no later than December 27, 2013. As a result of the decision to sell our International Schools, the assets and liabilities and the results of operations of the entities to be sold are classified as held for sale within discontinued operations as of, and for the periods ending, September 30, 2013. All prior periods have been recast to be comparable to the current period.

“In addition to recapitalizing Career Education through the agreement to sell our International assets, and thus tapping unrecognized value for our investors, we continue to see improved performance as a result of operational changes made to our business,” said Scott W. Steffey, president and CEO of Career Education. “As an example, new enrollments across our continuing operations, excluding Transitional campuses, were down 10 percent from the same quarter last year. That compares to a decline of 19 percent in the second quarter and 20 percent in the first quarter. Additionally, we expect to reduce our expenses by up to $175 million in 2013, with an incremental $75-$100 million reduction in 2014. While much work remains to be done to continue stemming declines and return to growth, I’m pleased with the progress made to date.”

CONSOLIDATED RESULTS

Quarter Ended September 30, 2013

•	Total revenue was $251.3 million for the third quarter of 2013, a 20.5 percent decrease from $316.2 million for the third quarter of 2012.

•

Operating losses of $68.6 million and $40.4 million were recorded for the third quarters of 2013 and 2012, respectively. The operating margin was -27.3 percent for the third quarter of 2013 versus -12.8 percent for the third quarter of 2012. The operating loss for the quarter ended September 30, 2013 included $11.6 million ($0.11 per diluted share) of non-cash asset impairment charges primarily related to a $10.7 million Le Cordon Bleu trade name impairment.

•

The loss from continuing operations for the third quarter of 2013 was $43.4 million, or -$0.65 per diluted share, versus the loss from continuing operations of $26.1 million, or -$0.40 per diluted share, for the third quarter of 2012.

•

The $87.1 million net loss for the third quarter of 2013 included a $39.9 million ($0.60 per diluted share) discrete tax expense related to unremitted earnings of our foreign entities. This charge was recorded within the loss from discontinued operations.

CEC ANNOUNCES 3Q13 RESULTS …PG 2

Year to Date Ended September 30, 2013

•	Total revenue was $810.9 million for the year to date ended September 30, 2013, compared to $1,047.8 million for the year to date ended September 30, 2012.

•

Operating losses of $159.4 million and $108.3 million were recorded for the years to date ended September 30, 2013 and 2012, respectively. The operating margin decreased to -19.7 percent for the year to date ended September 30, 2013, from -10.3 percent for the year to date ended September 30, 2012.

•

The loss from continuing operations for the year to date ended September 30, 2013, was $96.1 million, or -$1.44 per diluted share, compared to the loss from continuing operations of $79.4 million, or -$1.20 per diluted share, for the year to date ended September 30, 2012.

•

During the year to date ended September 30, 2013, the Company recorded non-cash asset impairment charges of $15.7 million ($0.15 per diluted share) primarily comprised of $13.0 million related to the Le Cordon Bleu trade name and $1.7 million related to the Sanford-Brown trade name, and a $10.3 million ($0.10 per diluted share) charge related to the settlement of a legal matter reported within the Health Education segment.

•

During the year to date ended September 30, 2012, the Company recorded non-cash goodwill and asset impairment charges of $85.5 million ($1.23 per diluted share), comprised mainly of goodwill impairment charges reflected within Health Education ($41.9 million) and Design & Technology ($40.8 million). In addition, the operating results for the year to date ended September 30, 2012 include a $19.0 million ($0.19 per diluted share) insurance recovery related to the settlement of claims under certain insurance policies.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•

Net cash flows used in operating activities totaled $77.8 million for the year to date ended September 30, 2013, compared to net cash flows provided by operating activities of $32.5 million for the year to date ended September 30, 2012.

•

Capital expenditures decreased to $16.6 million during the year to date ended September 30, 2013, from $29.5 million during the year to date ended September 30, 2012. Capital expenditures represented 1.8 percent and 2.6 percent of total revenue of continuing and discontinued operations during the years to date ended September 30, 2013 and 2012, respectively.

Financial Position

•	As of September 30, 2013 and December 31, 2012, unrestricted cash, cash equivalents and short-term investments totaled $83.1 million and $176.8 million, respectively.

CEC ANNOUNCES 3Q13 RESULTS …PG 3

TOTAL ENROLLMENTS AND NEW ENROLLMENTS

The enrollment data presented below excludes the campuses previously reported within the International segment, as these are classified as held for sale and are included within discontinued operations effective with the third quarter of 2013.

Total Enrollments

Total enrollments by reportable segment as of September 30, 2013 and 2012 were as follows:

	As of September 30,		% Change
	2013	2012	2013 vs. 2012
Total Enrollments
CTU	20,500	22,000	-7%
AIU	12,000	14,900	-19%

Total University Schools	32,500	36,900	-12%

Health Education	9,000	10,600	-15%
Culinary Arts	8,000	11,200	-29%
Design & Technology	5,000	6,500	-23%

Total Career Schools	22,000	28,300	-22%

Subtotal	54,500	65,200	-16%
Transitional Schools	1,800	7,300	NM

Total	56,300	72,500	-22%

New Enrollments

New enrollments by reportable segment for the quarters ended September 30, 2013 and 2012 were as follows:

	For the Quarter Ended September 30,		% Change
	2013	2012	2013 vs. 2012
New Enrollments
CTU	4,780	5,150	-7%
AIU	2,880	3,700	-22%

Total University Schools	7,660	8,850	-13%

Health Education	3,150	3,310	-5%
Culinary Arts	3,650	3,920	-7%
Design & Technology	990	1,060	-7%

Total Career Schools	7,790	8,290	-6%

Subtotal	15,450	17,140	-10%
Transitional Schools (1)	20	1,720	NM

Total	15,470	18,860	-18%

(1)	Campuses within the Transitional Schools segment no longer enroll new students; students who re-enter after 365 days are reported as new enrollments.

CEC ANNOUNCES 3Q13 RESULTS …PG 4

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, November 7, 2013 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 35873930. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 35873930.

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States, and in France and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges (“SBI” and “SBC”, respectively). Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate”, “believe”, “plan”, “expect”, “intend”, “continue”, “project”, “will”, “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; our ability to implement our strategic initiatives and effective cost reduction strategies; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule” and financial responsibility standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; our ability to successfully defend litigation and other claims brought against us; rulemaking by the U.S. Department of Education and increased focus by the U.S. Congress and governmental agencies on for-profit education institutions; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its subsequent filings with the Securities and Exchange Commission.

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CEC ANNOUNCES 3Q13 RESULTS …PG5

CONTACT

Investors:	Doug Craney
Vice President, Investor Relations and Business Development
(847) 585-3899

Media:	Mark Spencer
Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2013 (1)	December 31, 2012 (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$30,924	$112,880
Restricted cash	12,564	97,878
Short-term investments	52,210	63,876

Total cash and cash equivalents and short-term investments	95,698	274,634

Student receivables, net	41,694	54,935
Receivables, other, net	39,845	2,096
Prepaid expenses	112,836	38,296
Inventories	7,146	8,437
Deferred income tax assets, net	—	7,095
Other current assets	5,885	4,393
Assets of discontinued operations	254,097	153,675

Total current assets	557,201	543,561

NON-CURRENT ASSETS:
Property and equipment, net	202,125	247,976
Goodwill	87,356	87,356
Intangible assets, net	40,387	56,006
Student receivables, net	5,552	6,832
Deferred income tax assets, net	47,932	47,703
Other assets, net	25,916	30,276
Assets of discontinued operations	18,714	102,993

TOTAL ASSETS	$985,183	$1,122,703

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$—	$80,000
Accounts payable	33,723	32,094
Accrued expenses:
Payroll and related benefits	37,285	38,772
Advertising and production costs	25,733	20,963
Other	61,383	35,060
Deferred tuition revenue	69,051	69,806
Deferred income tax liabilities, net	32,752	—
Liabilities of discontinued operations	95,975	76,020

Total current liabilities	355,902	352,715

NON-CURRENT LIABILITIES:
Deferred rent obligations	85,805	94,072
Other liabilities	29,794	28,648
Liabilities of discontinued operations	22,555	35,478

Total non-current liabilities	138,154	158,198

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	819	816
Additional paid-in capital	602,735	596,826
Accumulated other comprehensive income (loss)	2,798	(4,785)
Retained earnings	99,264	232,921
Cost of shares in treasury	(214,489)	(213,988)

Total stockholders’ equity	491,127	611,790

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$985,183	$1,122,703

(1)	During 2013, the Company completed the teach-out of SBI Landover and SBC Hazelwood and announced the pending sale of its International Schools. As a result, all current and prior periods results reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30, (1)
	2013	% of Total Revenue	2012	% of Total Revenue
REVENUE:
Tuition and registration fees	$246,777	98.2%	$309,947	98.0%
Other	4,536	1.8%	6,208	2.0%

Total revenue	251,313		316,155

OPERATING EXPENSES:
Educational services and facilities	100,053	39.8%	117,929	37.3%
General and administrative	191,301	76.1%	219,919	69.6%
Depreciation and amortization	17,023	6.8%	18,749	5.9%
Goodwill and asset impairment	11,585	4.6%	—	0.0%

Total operating expenses	319,962	127.3%	356,597	112.8%

Operating loss	(68,649)	-27.3%	(40,442)	-12.8%

OTHER (EXPENSE) INCOME:
Interest income	194	0.1%	319	0.1%
Interest expense	(209)	-0.1%	(23)	0.0%
Loss on sale of business	(39)	0.0%	—	0.0%
Miscellaneous (expense) income	(62)	0.0%	74	0.0%

Total other (expense) income	(116)	0.0%	370	0.1%

PRETAX LOSS	(68,765)	-27.4%	(40,072)	-12.7%
Benefit from income taxes	(25,333)	-10.1%	(13,925)	-4.4%

LOSS FROM CONTINUING OPERATIONS	(43,432)	-17.3%	(26,147)	-8.3%
Loss from discontinued operations, net of tax	(43,632)	-17.4%	(6,999)	-2.2%

NET LOSS	(87,064)	-34.6%	(33,146)	-10.5%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	6,474		743
Unrealized gains (losses) on investments	36		(206)

Total other comprehensive income	6,510		537

COMPREHENSIVE LOSS	$(80,554)		$(32,609)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(0.65)		$(0.40)
Loss from discontinued operations	(0.65)		(0.10)

Net loss per share	$(1.30)		$(0.50)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,849		66,100

(1)	During 2013, the Company completed the teach-out of SBI Landover and SBC Hazelwood and announced the pending sale of its International Schools. As a result, all current and prior periods results reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30, (1)
	2013	% of Total Revenue	2012	% of Total Revenue
REVENUE:
Tuition and registration fees	$797,748	98.4%	$1,025,014	97.8%
Other	13,160	1.6%	22,752	2.2%

Total revenue	810,908		1,047,766

OPERATING EXPENSES:
Educational services and facilities	310,948	38.3%	375,705	35.9%
General and administrative	591,382	72.9%	639,280	61.0%
Depreciation and amortization	52,221	6.4%	55,593	5.3%
Goodwill and asset impairment	15,708	1.9%	85,464	8.2%

Total operating expenses	970,259	119.7%	1,156,042	110.3%

Operating loss	(159,351)	-19.7%	(108,276)	-10.3%

OTHER (EXPENSE) INCOME:
Interest income	1,199	0.1%	953	0.1%
Interest expense	(1,127)	-0.1%	(91)	0.0%
Loss on sale of business	(6,973)	-0.9%	—	0.0%
Miscellaneous (expense) income	(17)	0.0%	7	0.0%

Total other (expense) income	(6,918)	-0.9%	869	0.1%

PRETAX LOSS	(166,269)	-20.5%	(107,407)	-10.3%
Benefit from income taxes	(70,145)	-8.7%	(27,959)	-2.7%

LOSS FROM CONTINUING OPERATIONS	(96,124)	-11.9%	(79,448)	-7.6%
Loss from discontinued operations, net of tax	(37,533)	-4.6%	(1,856)	-0.2%

NET LOSS	(133,657)	-16.5%	(81,304)	-7.8%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	7,542		(3,553)
Unrealized gains (losses) on investments	41		(326)

Total other comprehensive income (loss)	7,583		(3,879)

COMPREHENSIVE LOSS	$(126,074)		$(85,183)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(1.44)		$(1.20)
Loss from discontinued operations	(0.56)		(0.03)

Net loss per share	$(2.00)		$(1.23)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	66,663		66,325

(1)	During 2013, the Company completed the teach-out of SBI Landover and SBC Hazelwood and announced the pending sale of its International Schools. As a result, all current and prior periods results reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(133,657)	$(81,304)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Goodwill and asset impairment	15,708	85,661
Loss on sale of student receivables	—	930
Depreciation and amortization expense	56,619	60,555
Bad debt expense	22,028	28,967
Compensation expense related to share-based awards	5,119	7,302
Loss on sale of business	6,973	—
Loss on disposition of property and equipment	103	293
Changes in operating assets and liabilities	(50,735)	(69,910)

Net cash (used in) provided by operating activities	(77,842)	32,494

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(40,842)	(117,188)
Sales of available-for-sale investments	52,485	146,873
Purchases of property and equipment	(16,602)	(29,496)
Proceeds on the sale of assets	(2,525)	—
Business acquisition, net of acquired cash	—	(3,094)
Other	31	(1,533)

Net cash used in investing activities	(7,453)	(4,438)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	—	(56,431)
Issuance of common stock	792	1,262
Payments of assumed loans upon business acquisition	—	(318)
Payments of contingent consideration	—	(5,818)
Payment on borrowings	(80,000)	—
Change in restricted cash	85,314	—
Payments of capital lease obligations	(210)	(741)

Net cash provided by (used in) financing activities	5,896	(62,046)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	1,518	(3,774)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(77,881)	(37,764)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	127,742	154,668
Less: Cash balance of discontinued operations, end of the period	131,817	109,683
CASH AND CASH EQUIVALENTS, beginning of the period	112,880	125,924

CASH AND CASH EQUIVALENTS, end of the period	$30,924	$133,145

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2013	2012 (1)
REVENUE:
CTU	$82,424	$86,484
AIU	56,284	71,204

Total University Schools	138,708	157,688

Health Education	34,129	40,469
Culinary Arts (2)	44,256	54,415
Design & Technology	24,752	33,129

Total Career Schools	103,137	128,013

Corporate and Other	—	16

Subtotal	241,845	285,717
Transitional Schools (2)	9,468	30,438

Total	$251,313	$316,155

OPERATING (LOSS) INCOME:
CTU	$9,208	$10,324
AIU	(5,930)	1,084

Total University Schools	3,278	11,408

Health Education	(14,783)	(12,758)
Culinary Arts (2) (3)	(23,655)	(10,136)
Design & Technology	(10,036)	(6,240)

Total Career Schools	(48,474)	(29,134)

Corporate and Other	(7,561)	(5,389)

Subtotal	(52,757)	(23,115)
Transitional Schools (2)	(15,892)	(17,327)

Total	$(68,649)	$(40,442)

OPERATING (LOSS) MARGIN:
CTU	11.2%	11.9%
AIU	-10.5%	1.5%
Total University Schools	2.4%	7.2%
Health Education	-43.3%	-31.5%
Culinary Arts	-53.5%	-18.6%
Design & Technology	-40.5%	-18.8%
Total Career Schools	-47.0%	-22.8%
Corporate and Other	NM	NM
Subtotal	-21.8%	-8.1%
Transitional Schools	-167.8%	-56.9%
Total	-27.3%	-12.8%

(1)	Prior period financial results have been recast to report the schools that are currently being taught out within the Transitional Schools segment. In addition, effective with the third quarter of 2013, the campuses previously reported within our International segment are classified as held for sale and accordingly are reported within discontinued operations.

(2)	During the 2013 quarters ended June 30 and March 31, and the fourth quarter of 2012, the Company completed the teach-out of SBI Landover, SBC Hazelwood and LCB Pittsburgh, respectively. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.

(3)	The third quarter of 2013 includes a $10.7 million non-cash trade name impairment charge.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2013	2012 (1)
REVENUE:
CTU	$259,520	$274,652
AIU	182,518	238,985

Total University Schools	442,038	513,637

Health Education	107,439	140,018
Culinary Arts (2)	134,771	175,148
Design & Technology	82,899	109,654

Total Career Schools	325,109	424,820

Corporate and Other	—	50

Subtotal	767,147	938,507

Transitional Schools (2)	43,761	109,259

Total	$810,908	$1,047,766

OPERATING (LOSS) INCOME:
CTU	$41,708	$41,584
AIU	(1,763)	22,623

Total University Schools	39,945	64,207

Health Education (3)	(53,200)	(64,660)
Culinary Arts (2) (4)	(52,809)	(11,991)
Design & Technology (5)	(24,787)	(50,912)

Total Career Schools	(130,796)	(127,563)

Corporate and Other (6)	(24,979)	1,746

Subtotal	(115,830)	(61,610)
Transitional Schools (2) (7)	(43,521)	(46,666)

Total	$(159,351)	$(108,276)

OPERATING (LOSS) MARGIN:
CTU	16.1%	15.1%
AIU	-1.0%	9.5%
Total University Schools	9.0%	12.5%
Health Education	-49.5%	-46.2%
Culinary Arts	-39.2%	-6.8%
Design & Technology	-29.9%	-46.4%
Total Career Schools	-40.2%	-30.0%
Corporate and Other	NM	NM
Subtotal	-15.1%	-6.6%
Transitional Schools	-99.5%	-42.7%
Total	-19.7%	-10.3%

(1)	Prior period financial results have been recast to report the schools that are currently being taught out within the Transitional Schools segment. In addition, effective with the third quarter of 2013, the campuses previously reported within our International segment are classified as held for sale and accordingly are reported within discontinued operations.

(2)	During the 2013 quarters ended June 30 and March 31, and the fourth quarter of 2012, the Company completed the teach-out of SBI Landover, SBC Hazelwood and LCB Pittsburgh, respectively. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.

(3)	Year to date 2013 expenses include $10.3 million related to the settlement of a legal matter and a $1.7 million non-cash trade name impairment charge. 2012 expenses include a $41.9 million non-cash goodwill impairment charge.

(4)	Year to date 2013 expenses include a $13.0 million non-cash trade name impairment charge.

(5)	Year to date 2012 expenses include a $40.8 million non-cash goodwill impairment charge.

(6)	The operating income for the year to date ended September 30, 2012 included a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies.

(7)	Year to date 2012 expenses include a $1.0 million non-cash trade name impairment charge, $0.9 million non-cash asset impairment charges recorded as a result of the decision made in the second quarter of 2012 to teach out several schools, and a $0.7 million non-cash goodwill impairment charge.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION BY QUARTER - 2012

(In thousands)

	For the 2012 Quarters Ended (1)
	March 31	June 30	September 30	December 31	Full Year
REVENUE:
CTU	$96,329	$91,839	$86,484	$89,283	$363,935
AIU	88,940	78,841	71,204	65,223	304,208

Total University Schools	185,269	170,680	157,688	154,506	668,143

Health Education	54,092	45,457	40,469	41,559	181,577
Culinary Arts (2)	62,838	57,895	54,415	49,694	224,842
Design & Technology	41,801	34,724	33,129	31,888	141,542

Total Career Schools	158,731	138,076	128,013	123,141	547,961

Corporate and Other	14	20	16	5	55

Subtotal	344,014	308,776	285,717	277,652	1,216,159

Transitional Schools (2)	42,788	36,033	30,438	26,332	135,591

Total	$386,802	$344,809	$316,155	$303,984	$1,351,750

OPERATING (LOSS) INCOME:
CTU	$19,079	$12,181	$10,324	$13,344	$54,928
AIU	14,661	6,878	1,084	(1,727)	20,896

Total University Schools	33,740	19,059	11,408	11,617	75,824

Health Education	(1,672)	(50,230)	(12,758)	(13,628)	(78,288)
Culinary Arts (2)	1,266	(3,121)	(10,136)	(21,863)	(33,854)
Design & Technology	334	(45,006)	(6,240)	(6,715)	(57,627)

Total Career Schools	(72)	(98,357)	(29,134)	(42,206)	(169,769)

Corporate and Other	12,585	(5,450)	(5,389)	(9,445)	(7,699)

Subtotal	46,253	(84,748)	(23,115)	(40,034)	(101,644)

Transitional Schools (2)	(11,161)	(18,178)	(17,327)	(52,771)	(99,437)

Total	$35,092	$(102,926)	$(40,442)	$(92,805)	$(201,081)

(1)	Prior period financial results have been recast to report the schools that are currently being taught out within the Transitional Schools segment. In addition, effective with the third quarter of 2013, the campuses previously reported within our International segment are classified as held for sale and accordingly are presented within discontinued operations.

(2)	During the 2013 quarters ended June 30 and March 31, and the fourth quarter of 2012, the Company completed the teach-out of SBI Landover, SBC Hazelwood and LCB Pittsburgh, respectively. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION BY QUARTER - 2012

	As of the 2012 Quarters Ended (1)
	March 31	June 30	September 30	December 31
TOTAL ENROLLMENTS:
CTU	23,500	22,600	22,000	21,600
AIU	18,900	14,500	14,900	14,200

Total University Schools	42,400	37,100	36,900	35,800

Health Education	13,600	10,200	10,600	8,800
Culinary Arts (2)	12,500	12,000	11,200	8,500
Design & Technology	7,800	6,600	6,500	5,400

Total Career Schools	33,900	28,800	28,300	22,700

Subtotal	76,300	65,900	65,200	58,500

Transitional Schools (2)	10,600	8,300	7,300	6,000

Total	86,900	74,200	72,500	64,500

	For the 2012 Quarters Ended (1)
	March 31	June 30	September 30	December 31	Full Year
NEW ENROLLMENTS:
CTU	5,670	5,800	5,150	5,040	21,660
AIU	6,640	3,050	3,700	3,370	16,760

Total University Schools	12,310	8,850	8,850	8,410	38,420

Health Education	3,160	1,470	3,310	1,180	9,120
Culinary Arts (2)	3,160	2,410	3,920	2,810	12,300
Design & Technology	1,080	610	1,060	490	3,240

Total Career Schools	7,400	4,490	8,290	4,480	24,660

Subtotal	19,710	13,340	17,140	12,890	63,080

Transitional Schools (2)	2,520	1,090	1,720	840	6,170

Total	22,230	14,430	18,860	13,730	69,250

(1)	Prior period financial results have been recast to report the schools that are currently being taught out within the Transitional Schools segment. In addition, effective with the third quarter of 2013, the campuses previously reported within our International segment are classified as held for sale and accordingly are presented within discontinued operations.

(2)	During the 2013 quarters ended June 30 and March 31, and the fourth quarter of 2012, the Company completed the teach-out of SBI Landover, SBC Hazelwood and LCB Pittsburgh, respectively. As a result, all current and prior period results for these campuses are reflected as components of discontinued operations.